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                                                                      EXHIBIT 21

                              SUBSIDIARIES OF DOVER

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Domestic Subsidiaries
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                                                                          State of
Name                                                                      Incorporation
----                                                                      -------------
A-C Compressor Corporation                                                Delaware
Avtec Industries, Inc.                                                    Delaware
Belvac Production Machinery, Inc.                                         Virginia
Chief Automotive Systems, Inc.                                            Delaware
Communications Techniques, Inc.                                           Delaware
Conmec, Inc.                                                              Delaware
Crenlo. Inc.                                                              Delaware
DEK U.S.A., Inc.                                                          Delaware
Delaware Capital Formation, Inc.                                          Delaware
Delaware Capital Holdings, Inc.                                           Delaware
Dielectric Laboratories, Inc.                                             Delaware
Dover Diversified, Inc.                                                   Delaware
Dover Europe Corporation                                                  Delaware
Dover France Holdings Corp.                                               Delaware
Dover Industries, Inc.                                                    Delaware
Dover Resources Inc.                                                      Delaware
Dover Technologies International, Inc.                                    Delaware
Dow-Key Microwave, Inc.                                                   Delaware
Duncan Industries Parking Control Systems Corp.                           Delaware
Everett Charles Technologies, Inc.                                        Delaware
Graphic Microsystems, Inc.                                                California
Groen, Inc.                                                               Delaware
Hill Phoenix Inc.                                                         Delaware
Hydro Systems Company                                                     Delaware
K&L Microwave, Inc.                                                       Delaware
Marathon Equipment Company                                                Delaware
Mark Andy, Inc.                                                           Missouri
Midland Manufacturing Company                                             Delaware
Petro Vend, Inc.                                                          Delaware
PDQ Manufacturing, Inc.                                                   Delaware
PRC Corporation                                                           Delaware
Preco Turbine and Compressor Services, Inc.                               Texas
Quartzdyne, Inc.                                                          Delaware
Randell Manufacturing, Inc.                                               Delaware
Refrigeration Systems, Inc.                                               Delaware
Revod Corporation                                                         Delaware
Robohand, Inc.                                                            Delaware
Ronningen-Petter                                                          Delaware
Somero Enterprises                                                        New Hampshire
Sonic Industries, Inc.                                                    California
Sanger Works Factory Holdings, Inc.                                       California
Texas Hydraulics, Inc.                                                    Delaware
The Heil Company                                                          Delaware
The Wittemann Company, Inc.                                               Delaware
Thermal Equipment Corporation                                             California
Tipper Tie, Inc.                                                          Delaware
TNI, Inc.                                                                 Delaware
Tranter, Inc.                                                             Michigan
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                                                                          State of
Name                                                                      Incorporation
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

Tulsa-Winch, Inc.                                                         Delaware
Universal Instruments Corporation                                         Delaware
Vectron Laboratories, Inc.                                                Delaware
Vectron Technologies, Inc.                                                Delaware
Vitronics Corporation                                                     Delaware
Waukesha Bearings Corporation                                             Wisconsin
Weldcraft Products, Inc.                                                  Delaware
Wilden Pump and Engineering Company, Inc.                                 Delaware
Wiseco Piston Company, Inc.                                               Delaware
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Foreign Subsidiaries
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Name                                                                     Jurisdiction
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
atg test systems GmbH                                                    Germany
Alphasem Holding AG                                                      Switzerland
DEK Printing Machines Ltd.                                               United Kingdom
Dover Corporation (Canada) Ltd.                                          Canada
Dover Corporation International                                          United Kingdom
Dover Europe Afzug GmbH                                                  Germany
Dover Germany GmbH                                                       Germany
Dover Exports, Ltd.                                                      Barbados
Dover France Holdings SARL                                               France
Dover International Finance Services Ltd.                                United Kingdom
Dover UK Holdings Ltd.                                                   United Kingdom
HTT Heat Transfer Technologies, S.A.                                     Switzerland
Hydratight Ltd.                                                          United Kingdom
Imaje S.A.                                                               France
Imaje GmbH                                                               Germany
Langbein & Engelbracht, GmbH                                             Germany
Luther & Maezler GmbH                                                    Germany
Soltec International, B.V.                                               Netherlands
SWEP International AB                                                    Sweden
SWEP Technologies AB                                                     Sweden
Universal Electronics Systems H.K. Ltd.                                  Hong Kong
Van Dam Machine B.V.                                                     Netherlands
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Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a
"significant subsidiary".